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NowRx
A Better Pharmacy.
Free Same-Day Delivery.
Enjoy all the same services as your local drugstore – with prescription medications hand-delivered directly to you by friendly NowRx drivers.

Healthcare Technology | Consumer Technology | Mobile | Mountain View

Website: https://www.nowrx.com

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Technology-driven, on-demand pharmacy providing free, same-day delivery to customers Edit Profile

$2	$20,000,000	Preferred Equity
Share Price	Pre-Money valuation	Security Type

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Purchased securities are not currently tradeable. Expect to hold your investment until the company lists on a national exchange or is acquired.

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NowRx is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been

Website: https://www.nowrx.com

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NowRx is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained here and below. The contents of the Highlights, Term Sheet sections have been prepared by SI Securities, LLC and shall be deemed broker-dealer communications subject to FINRA Rule 2210 (the "Excluded Sections"). With the exception of the Excluded Sections noted above, this profile contains offering materials prepared solely by NowRx without the assistance of SI Securities, and not subject to FINRA Rule 2210.

Highlights

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Team Story

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Prior Rounds

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Risks & Disclosures

Offering Circular

Contact SeedInvest

Total Retail Rx Market Opportunity

$260B

Annual Revenue Run Rate

$3.9mm

- Revenues for the first six months of 2017 were $994,558, an increase of 563% over the same period in 2016
- As of June 2017, NowRx has filled more than 16,000 prescriptions and served more than 2,700 customers
- More than 1,300 referring physicians, an increase of 140% over 2016
- Scalable growth model: $40 customer acquisition cost vs. $368 customer lifetime value
- The first HIPAA-compliant app approved to fill prescriptions on Google Home

Deal Status

Accepting Reservations

- Raise Description: Series A
- Minimum Investment: US $1,000 per investor
- Security Type: Preferred Equity
- Pre-Money Valuation: US $20,000,000
- Target Minimum Raise Amount: US $450,000
- Maximum Raise Amount: US $7,000,000

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NowRx is an on-demand pharmacy, founded with the goal of developing software, artificial intelligence, robotics and logistics to create the most convenient retail pharmacy service available, focused on free same-day delivery for prescription and OTC medications, thereby eliminating the need to visit a pharmacy.

NowRx is a technologically advanced, customer-centric pharmacy delivery solution (Pharmacy 2.0), utilizing a comprehensive array of communication devices including mobile apps, text, email, phone, fax and voice-activated virtual personal assistants (e.g., Google Home), end-to-end robotic dispensing, and an advanced logistics platform that provides convenient, free same-day delivery for all prescription needs. NowRx is disrupting the pharmaceutical industry by replacing the traditional distribution model with an on demand delivery model while providing a superior customer experience. By eliminating the dependency on store front retail space, NowRx operates at a fixed cost at a fraction of traditional pharmacies. An end-to-end fully automated dispensing process driven by robotics and artificial intelligence provides further cost efficiencies.

A 2013 study has shown that the median wait time at a pharmacy is 45 minutes and that 33% customers require a second trip back. By offering a much more convenient, efficient, and zero cost service, NowRx eliminates the need for its customers to visit crowded pharmacies.

For employers, NowRx can improve worker productivity by eliminating time employees spend having prescriptions filled off-campus. NowRx can also reduce overall health plan costs through better medication compliance.

Through NowRx's platform, all pharmacy services are provided from a low cost, highly automated "virtual pharmacy" location. NowRx utilizes end-to-end robotic dispensing ("One-Click Fill"SM) to deliver prescriptions directly to consumers by NowRx's drivers and plug-in electric vehicles. NowRx increases the likelihood of timely prescription fills, encourages medication adherence, reduces the number of missed refills, ultimately reducing costs to health plan insurers and providing better consumer health.

- Highlights
- Overview
- Pitch Deck
- Gallery
- Media Mentions
- Team Story
- Term Sheet
- Investor Perks
- Prior Rounds
- Financial Discussion
- Market Landscape
- Risks & Disclosures
- Offering Circular
- Contact SeedInvest

Through NowRx's platform, all pharmacy services are provided from a low cost, highly automated "virtual pharmacy" location. NowRx utilizes end-to-end robotic dispensing ("One-Click Fill"SM) to deliver prescriptions directly to consumers by NowRx's drivers and plug-in electric vehicles. NowRx increases the likelihood of timely prescription fills, encourages medication adherence, reduces the number of missed refills, ultimately reducing costs to health plan insurers and providing better consumer health.

NowRx expects to transform the pharmacy delivery industry by providing nationwide free same day on demand delivery of medical prescription drugs and OTC products, plus improve the health of consumers by measuring and increasing prescription compliance.

Pitch Deck


NowRx
Introducing

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Product & Service

The Platform

NowRx is a fully licensed retail pharmacy that provides free same-day delivery of prescription drugs and some over-the-counter medications. For an additional $5.00, the company provides delivery within 1 hour of placing an order for in-stock pharmaceuticals. NowRx's current services include fulfilling new prescriptions or refills, transferring prescriptions from other pharmacies, pharmacist consultation via phone or secure video chat, and application of drug manufacturer coupons.

NowRx offers its services through the NowRx app, by text, by telephone and through virtual assistants such as Google Home. Physicians are able to send prescriptions to NowRx through electronic prescribing, fax, the NowRx app or telephone. Shortly after receipt of the prescription, the customer is notified via the NowRx app of the copay amount and then, with a single click the customer authorizes a charge to their credit card for the copay with free delivery the same day. If there is any issue with the insurance coverage, NowRx helps the customer by communicating directly with both the insurance company and the prescribing physician, without inconveniencing the end client.

NowRx has agreements with several industry leading companies including McKesson, Express Scripts, Caremark, and OptumRx. The company has developed a pharmacy management system that supports exceptionally user friendly communications with its customers. The business model of NowRx is driven by the fully automated end-to-end robotic dispensing system and a very low cost overhead associated with its "virtual pharmacies", which creates room in the company's gross margin to enable free delivery.

The Strategy

NowRx believes that its service can take advantage of the trend toward enhanced convenience with a four-pronged strategy embracing:

1. Technology strategy. The focus of NowRx's technology strategy, in addition to a unified communication platform, is to build a powerful back office technology infrastructure incorporating end-to-end robotic dispensing and delivery logistics. One priority for NowRx is to develop an in-house pharmacy management system incorporating an e-prescribing module and an insurance processing module, which would then be plugged directly into the company's existing dispensing system. This would allow

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Overview
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Team Story
Term Sheet
Investor Perks
Prior Rounds
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Market Landscape
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Offering Circular
Contact SeedInvest

1. Technology strategy. The focus of NowRx's technology strategy, in addition to a unified communication platform, is to build a powerful back office technology infrastructure incorporating end-to-end robotic dispensing and delivery logistics. One priority for NowRx is to develop an in-house pharmacy management system incorporating an e-prescribing module and an insurance processing module, which would then be plugged directly into the company's existing dispensing system. This would allow complete end-to-end automation from the moment a drug is ordered to the moment it is fulfilled by the robot dispensing system (other than the confirmation by the pharmacist).

2. Product strategy. NowRx will continue to evolve its product offering, focusing on two areas: rendering the customer experience as easy and convenient as possible, and secondly leveraging the company database to improve medication adherence. The company currently enables prescriptions to be ordered via the NowRx app, text, fax, email or telephone as well as through technology assistant tools such as Google Home. Each of these tools will continue to be upgraded to assure the most convenient, simplest, and fastest possible means of completing an order. For example, customers are increasingly interested in using standard text commands, which currently requires a NowRx employee to interpret. NowRx intends to develop a text based "chat bot" using artificial intelligence that will interpret customer's requests, thereby fully automating the process.

3. Geographical coverage strategy. NowRx expects in the next 18 months to cover the entire San Francisco Bay Area metropolitan area, in addition to opening locations in the Los Angeles basin. Additional locations are possible in this timeframe in neighboring cities such as San Diego or in another state such as Washington or Arizona. In the long-term the company seeks to cover the top twenty metropolitan areas in the United States. Geographical coverage is driven by a clustering approach, opening successive locations contiguous to an existing location (typically about 10 miles distant), thereby providing seamless service in a given region. We believe that clustering, by virtue of higher customer density, provides the most cost efficient vehicle both operationally (lowest possible prescription fulfillment and delivery cost) and from a marketing perspective (lowest possible customer acquisition cost).

4. Marketing strategy. In the short-term, NowRx will continue to focus its marketing strategy on resource efficient channels such as physicians and healthcare facilities. Physician referrals carry considerable weight with patients who see little downside in trying the service. We believe the clustering approach will result in an increasingly lower customer acquisition cost as the company adds more contiguous locations. Word of mouth both from physicians and consumers themselves grows geometrically as the company expands its base. Consumer marketing via social media and other traditional media channels will be highly selective in the short term but grow as the company scales up in a given region in which it has achieved a critical mass of customers.

Gallery

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Prior Rounds

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Offering Circular

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expands its base. Consumer marketing via social media and other traditional media channels will be highly selective in the short term but grow as the company scales up in a given region in which it has achieved a critical mass of customers.

Gallery





iStock_000044865494XXXsmall2.png. **Example Delivery**

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Overview

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Gallery

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Team Story

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Investor Perks

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Financial Discussion

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Media Mentions

CNBC | abc7 | San Francisco Chronicle | Los Altos Town Crier | Mountain View Voice

Team Story

One day in early 2015, Cary Breese left his doctor's office with a prescription in hand & drove across town to his local pharmacy where he found himself waiting in three separate lines; the first to drop off the prescription, the second to pay (after a 20 minute wait for the medication to be counted out by hand!), and the third to speak to the pharmacist. Cary found himself thinking : In a new world of on-demand where you can order a car to pick you up within a few minutes, or have practically any retail product delivered to your doorstep -- how can it be that the status quo for picking up medications requires you to drive to a pharmacy, stand in multiple lines, and often wait for 20-30 minutes or more for your prescription to be prepared? Why did no company offer an on-demand service for prescription medications?

Cary immediately called his friend and former work colleague, Sumeet Sheokand, a technical wizard. Together they researched the industry and surrounded themselves with industry experts. They then came to an epiphany: the real key was to provide **same day delivery at no cost** to the consumer. But they quickly realized that an on-demand business model flies in the face of traditional pharmacies that want you to spend more time in their store, so they can up-sell you on other products (vitamins, beauty care, sundries, etc.) - which they are financially reliant upon.

Cary and Sumeet determined that free delivery was possible by operating "virtual pharmacies" with no storefronts. This, however, required sophisticated infrastructure to fully automate the process from the moment the prescription is generated by the doctor to the moment it is delivered at the customer doorstep.

They met with various executives to discuss the opportunity including Dr. Barry Karlin, an entrepreneur with a strong track record in building multi-location healthcare service companies. Barry loved the idea, immediately seeing its potential and became one of

Highlights
Overview
Pitch Deck
Gallery
Media Mentions
Team Story
Term Sheet
Investor Perks
Prior Rounds
Financial Discussion
Market Landscape
Risks & Disclosures
Offering Circular
Contact SeedInvest

the doctor to the moment it is delivered at the customer doorstep.

They met with various executives to discuss the opportunity including Dr. Barry Karlin, an entrepreneur with a strong track record in building multi-location healthcare service companies. Barry loved the idea, immediately seeing its potential and became one of the earliest investors. He recently joined the company as Executive Chairman. From that point forward, the more the team dug in, the more convinced they became of the huge opportunity that exists to transform the industry.

Cary and Sumeet jumped in -- NowRx was born.

Founders and Officers



Cary Breese
CEO AND CO-FOUNDER

Cary has more than 15 years experience in senior leadership and is a multiple time CEO, with expertise in technology, healthcare and financial services. He is experienced in large Fortune 500 companies as well as small start-up environments. As an analytical thinker who excels at execution, creating organizational focus, and leading teams in a consultative management style, he is a versatile leader skilled in operations, with strong foundations in both engineering and finance. He is an Expert in Lean Startup methodology.



Sumeet Shoekand
CTO AND CO-FOUNDER

Technology executive with 19 years of experience. As an entrepreneur at heart, with a record of building solutions from ground up, Sumeet has built teams and led them from vision validation, to product definition, design and delivery. He has wide-ranging technology and framework experience., and is interested in building businesses that will delight customers.



Barry Karlin
EXECUTIVE CHAIRMAN

Barry Karlin joined the company as Executive Chairman of the Board in January 2018. Since May 2014, he has been a



Barry Karlin
EXECUTIVE CHAIRMAN

Barry Karlin joined the company as Executive Chairman of the Board in January 2018. Since May 2014, he has been a private investor in real estate, high technology, and healthcare companies, and regularly consults to private equity firms as well as to public and privately held wealth management companies, primarily in the healthcare services sector. Barry was the founder, Chairman and CEO of Prospira PainCare, a physician-based rollup of pain management practices, from August 2012 to May 2014. He was the founder, Chairman and CEO of CRC Health Group from 1995 to 2010, one of the largest specialized behavioral healthcare treatment providers in the United States, treating more than 30,000 people per day in more than 160 locations nationwide. In 2000, Barry founded eGetgoing serving as Chairman & CEO, which offered treatment through live, audio/video based online technology. He also founded Navigation Technologies, serving as Chairman & CEO from 1984 to 1988. Barry received his Ph.D. and M.S. from Stanford University in the Department of Engineering-Economic-Systems (specialty in Decision Sciences) and a B.S. in Electrical Engineering from the University of Witwatersrand in South Africa.

Key Team Members



Sandra Peltz
Pharmacist, Marketing & Sales



KC Chuajai
Sr. Pharmacy Technician



Sheilla Bongcaron
Sr. Pharmacy Technician



Christian Sandoval
Sr. Pharmacy Technician



Melissa Bostock
PharmD and MS Public Ed



Ricky Massie
Dispatch Manager



Melissa Chairez
Lead Driver



Zandalee Springs
Human Resources

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EDIT PROFILE

COMPLETE YOUR RESERVATION

Notable Advisors & Investors



Barry Karlin

Investor, Founder/Chairman/CEO: CRC Health (acq. $720M), Prospira PainCare and NavTech.



Sharad Daswani

Investor, Director CMBS Lending, Citi; Strategic Advisor, The Tailored Man; FinOps, PeerIQ



John Waller

Investor, More than 20 years experience as a successful entrepreneur, investor and exec.

SI Selections Fund I, L.P.

Investor, Investor, Early Stage Venture Capital Fund



Wayne Woods

Advisor, 23 years as President & CEO of Burns, a highly successful pharmacy.



Jerry Miller

Advisor, Over 37 years experience in Pharmacy Benefit Management. PharmD.

Term Sheet

Fundraising Description

Round description	Series A
Minimum investment	US $1,000
Target Minimum Raise Amount	US $450,000
Maximum Raise Amount	US $7,000,000

Key Terms

Highlights
Overview
Pitch Deck
Gallery
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Team Story
Term Sheet
Investor Perks
Prior Rounds
Financial Discussion
Market Landscape
Risks & Disclosures
Offering Circular
Contact SeedInvest

Maximum Raise Amount	US $7,000,000

Key Terms

Security Type	Preferred Equity
Pre-money valuation	US $20,000,000
Is participating?	False
Liquidation preference	1.0x

Additional Terms

Investor Proxy Agreement	All non-Major Purchasers will be subject to an Investment Proxy Agreement ("IPA"). The IPA will authorize an investment Manager to act as representative for each non-Major Purchaser and take certain actions for their benefit and on their behalf. Please reference the company's Offering Circular for additional details.

Use of Proceeds



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Pitch Deck
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Team Story
Term Sheet
Investor Perks
Prior Rounds
Financial Discussion
Market Landscape
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Offering Circular
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Use of Proceeds


R&D/Technology Devel...
Marketing & Sales
Expansion/G&A

Investor Perks

$5,000 ("Bronze") - Free t-shirt and mug to commemorate this offering. (excludes international shipping costs)

$50,000 ("Silver") - All of the above, plus option to name a dispensing robot in a NowRx location, including receiving a signed photo of the "christened" robot.

$150,000 ("Bronze") - All of the above, plus participation in regular scheduled quarterly call with NowRx senior management.

$150,000 ("Bronze") - All of the above, plus participation in regular scheduled quarterly call with NowRx senior management.

$250,000 ("Gold") - All of the above, plus paid airfare (domestic and international) to a NowRx location for a personal tour and a one-time dinner with management. Also includes invitation to annual dinner with the NowRx senior management team.

It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment.

Prior Rounds

The graph below illustrates the valuation cap or the pre-money valuation of NowRx's prior rounds by year.


$22500000
$20000000
$17500000
$15000000
$12500000
$10000000
$7500000
$5000000
Pre-Seed (Convertible)
Seed (Convertible)
Current Series A (Preferred)

$5000000 Pre-Seed (Convertible) Seed (Convertible) Current Series A (Preferred)

This chart does not represent guarantees of future valuation growth and/or declines.

Pre-Seed

Round Size	US $904,000
Close Date	Mar 11, 2017
Security Type	Convertible Note
Valuation Cap	US $6,000,000

Pre-Seed

Round Size	US $1,027,500
Close Date	Nov 23, 2016
Security Type	Convertible Note
Valuation Cap	US $6,000,000

Seed

Round Size	US $570,000
Close Date	Jan 31, 2018
Security Type	Convertible Note
Valuation Cap	US $10,000,000

Pre-Seed

Round Size	US $248,641
Close Date	Jun 2, 2017
Security Type	Convertible Note
Valuation Cap	US $6,000,000

Financial Discussion

Overview

Financial Discussion

Overview

The company is an on-demand pharmacy, leveraging the latest in software technology, artificial intelligence, robotics and logistics to provide free same-day delivery of prescription medications, thereby avoiding the need to visit the pharmacy. NowRx was founded in February 2015 and commenced operations and revenue generation in January 2016. In 2015 the company was focused on obtaining its pharmacy licenses, developing the technology for the pharmacy platform and the mobile app, and establishing its first pharmacy location.

The company's net sales consist of payments for prescription and some over-the-counter ("OTC") items. For a prescription medication covered by a third-party payor, such as an insurance company, PBM or manufacturer coupon plan, the company receives a portion of its revenues from the patient, in the form of a co-payment paid or charged at the time the prescription is filled, and the remainder as a reimbursement from the third-party payor, at contracted prices. For prescription medication not covered by a third-party payor, the payment is collected entirely from the patient. The company records the amounts subject to reimbursement in accounts receivable until payment is received, typically 20-45 days after the prescription is filled. Cost of goods sold consists primarily of prescription and OTC medications that are acquired from wholesale suppliers.

Our net sales, gross profit margin and gross profit are impacted by, among other things, the percentage of prescriptions that we fill that are generic versus brand name, the rate at which new generic and brand name drugs are introduced to the market, the mix of business between prescription medications and OTC items, and variations in wholesale pricing. Because any number of factors outside of our control can affect timing for a generic conversion, we face substantial uncertainty in predicting when such conversions will occur and what effect they will have on particular future periods. Further consolidation among generic manufacturers coupled with changes in the number of major brand name drugs anticipated to undergo a conversion from branded to generic status may also result in gross margin pressures within the industry. We continuously face reimbursement pressure from PBM companies and other commercial third-party payors. In addition, plan changes with rate adjustments often occur in January and our reimbursement arrangements may provide for rate adjustments at prescribed intervals during their term. We experienced lower reimbursement rates as a percentage of revenue in fiscal 2017 as compared to the same period in the prior year. Wholesale pricing plans provide volume discounts that present an opportunity to increase gross margins as we grow our business. Increasing the percentage of revenue contributed by OTC items can also expand margins, as OTC items typically have higher margins than prescription medications. We expect downward pressure on reimbursements to be offset by improvements in wholesale volume discounting and increased OTC sales. However there is significant uncertainty in predicting

branded to generic status may also result in gross margin pressures within the industry. We continuously face reimbursement pressure from PBM companies and other commercial third-party payors. In addition, plan changes with rate adjustments often occur in January and our reimbursement arrangements may provide for rate adjustments at prescribed intervals during their term. We experienced lower reimbursement rates as a percentage of revenue in fiscal 2017 as compared to the same period in the prior year. Wholesale pricing plans provide volume discounts that present an opportunity to increase gross margins as we grow our business. Increasing the percentage of revenue contributed by OTC items can also expand margins, as OTC items typically have higher margins than prescription medications. We expect downward pressure on reimbursements to be offset by improvements in wholesale volume discounting and increased OTC sales. However there is significant uncertainty in predicting the result of these offsetting factors on margins.

Results of operations

Year ended December 31, 2016 Compared to Year ended December 31, 2015

The company's net sales for the year ended December 31, 2016 were $668,695. The company hired its first employees during the second half of 2015 and did not generate any revenues that year. Cost of goods sold was $573,791 in 2016, resulting in gross profit of $94,904, and a gross margin of 16.5%.

The company's operating expenses consist of general and administrative, sales and marketing, depreciation, and research and development expenses. Operating expenses in 2016, the company's first full year of operations, were $717,202, compared to $247,240 in 2015, an increase of 190% that resulted from the ramping up of the company's operations in its first full year in business. General and administrative expenses represented the largest component of this increase, from $196,716 in 2015 to $655,755 in 2016, as the company company's payroll increased from $116,709 to $413,325, legal and professional services increased from $15,482 to $36,064, travel expenses increased from $9,307 to $43,361, rent increased from $25,699 to $53,196 (the lease started August 2015) and the company began to incur delivery costs, which totaled $85,825. Sales and marketing expenses grew 563% from $8,293 in 2015 to $55,002 in 2016 as the company commenced marketing efforts with the launch of its services in January 2016. The company intends to use a portion of the net proceeds of this offering on marketing, including advertising and hiring sales representatives, to drive further sales, which will result in a significant increase in these costs. Research and development expenses decreased 97% from $40,790 in 2015 to $1,392 in 2016, reflecting the completion of the company's initial phase of software development. The company also intends to use a portion of the net proceeds of this offering on the next phase of software development.

Other expenses consist of interest expense, which amounted to $237 in 2016, as the company entered into short-term promissory notes in December 2016. See "—Liquidity and Capital Resources – Indebtedness."

As a result of the foregoing factors, the company's net loss was $622,535 in 2016, a 152% increase from a net loss of $247,240 in 2015.

Six Months ended June 30, 2017 Compared to Six Months ended June 30, 2016

The company's net sales for the six months ended June 30, 2017 were $994,588, compared to $149,882 for the six months ended June 30, 2016, an increase of 564%. The increase is attributable to an increase in number of prescriptions filled, from 2,253 during the first six months of 2016 to 8,525 during the first six months of 2017. Cost of goods sold was $823,073 through June 30, 2017, compared to $116,148 through June 30,2016, an increase of 609%, an increase reflecting similar growth in the number of prescriptions filled. Gross profit and gross margin for the first six months of 2017 were $171,515 and 17.2%, respectively, compared to gross profit and gross margin of $33,734 and 22.5%, respectively, during the same period in 2016. The higher gross margin during the first six months of 2016 reflects a higher mix of generic drugs as compared to the same period in 2017.

Operating expenses for the first six months of 2017 were $512,854, versus $345,061 for the first six months of 2016, an increase of 49%. General and administrative expenses increased from $312,296 in the 2016 period to $461,278 in the 2017 period, an increase of 47%. This increase was attributable to the hiring of 6 additional employees, including 2 additional drivers, the investment of $86,100 in the Parata robotic dispensing system, and expenses of $68,367 incurred in connection with the offering Crowd Notes described in "—Liquidity and Capital Resources." Sales and marketing expenses for the first six months of 2017 were $47,468, compared to $28,846 in the same period in 2016, an increase of 68%, as the company increased its sales efforts.

Interest expense in the first six months of 2017 was $23,166, consisting of interest paid on short-term loans entered into in December 2016 and recognized on the Crowd Notes issued in the crowdfunding offering. As a result of the foregoing factors, the company's net loss in the 2017 six-month period was $364,505, compared to $311,327 in the 2016 six-month period.

Liquidity and Capital Resources

As of June 30, 2017, the company's cash on hand was $391,723. To date, the company has not made any profits and is still a "development stage company." The company has recorded losses from the time of its inception in the total amount of $1,234,280.

Crowd Notes described in "—Liquidity and Capital Resources." Sales and marketing expenses for the first six months of 2017 were $47,468, compared to $28,846 in the same period in 2016, an increase of 68%, as the company increased its sales efforts.

Interest expense in the first six months of 2017 was $23,166, consisting of interest paid on short-term loans entered into in December 2016 and recognized on the Crowd Notes issued in the crowdfunding offering. As a result of the foregoing factors, the company's net loss in the 2017 six-month period was $364,505, compared to $311,327 in the 2016 six-month period.

Liquidity and Capital Resources

As of June 30, 2017, the company's cash on hand was $391,723. To date, the company has not made any profits and is still a "development stage company." The company has recorded losses from the time of its inception in the total amount of $1,234,280.

In accordance with ASU No. 2014-15 Presentation of Financial Statements – Going Concern (subtopic 205-40), our management evaluates whether there are conditions or events, considered in the aggregate, that raise substantial doubt about our ability to continue as a going concern within one year after the date that the unaudited interim financial statements are issued. We have incurred substantial losses since our inception and we expect to continue to incur operating losses in the near-term. We expect that we will need to raise additional capital to meet anticipated cash requirements for the 24-month period following the filing date of this Offering Circular. In addition, we regularly consider fundraising opportunities and will determine the timing, nature and amount of financings based upon various factors, including market conditions and our operating plans. As we have done historically, we may again in the future elect to finance operations by selling equity or debt securities or borrowing money. If we raise funds by issuing equity securities, dilution to stockholders may result. Any equity securities issued may also provide for rights, preferences or privileges senior to those of holders of our common and preferred stock. If additional funding is required, we cannot assure you that additional funds will be available to us on acceptable terms on a timely basis, if at all, or that we will generate sufficient cash from operations to adequately fund our operating needs. If we are unable to raise additional capital or generate sufficient cash from operations to adequately fund our operations, we will need to curtail planned activities to reduce costs. Doing so will likely have an unfavorable effect on our ability to execute on our business plan, and have an adverse effect on our business, results of operations and future prospects.

Market Landscape

costs. Doing so will likely have an unfavorable effect on our ability to execute on our business plan, and have an adverse effect on our business, results of operations and future prospects.

Market Landscape


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BIA/Kelsey - Sizing the Local On-Demand Economy: 2016-2017

Overall landscape

NowRx is responding to the rapidly increasing consumer demand for services delivered same-day and managed by convenience of mobile apps, chat bots and voice-activated assistants. The on-demand economy has already attracted more than 22.4 million consumers annually and $57.6 billion in spending. Traditional retail pharmacy is a $250 billion industry, growing by $20 billion annually. We believe it's only a matter of time before the bulk of the pharmacy industry will fulfill customer needs through same-

Overall landscape

NowRx is responding to the rapidly increasing consumer demand for services delivered same-day and managed by convenience of mobile apps, chat bots and voice-activated assistants. The on-demand economy has already attracted more than 22.4 million consumers annually and $57.6 billion in spending. Traditional retail pharmacy is a $250 billion industry, growing by $20 billion annually. We believe it's only a matter of time before the bulk of the pharmacy industry will fulfill customer needs through same-day delivery and customers standing in line at a pharmacy counter will be a thing of the past. Recent trends in the on-demand economy indicate that the historic pharmacy model of requiring "in-store pickup" is becoming outdated, as consumers are increasingly demanding more services delivered the same-day or even same-hour.

The large players in the industry are currently committed to a business model that is dependent on customers coming into stores to pick up their prescriptions and then buying additional items such as over-the-counter drugs and sundries. In 2015, there were approximately 64,000 traditional pharmacies that dispensed 5.2 billion 30-day prescriptions. The traditional pharmacy model with expansive retail space offering other products beyond prescription medications (such as over-the-counter medications and sundries) creates a financial incentive for large pharmacy chains to maintain their in-store pickup model for the upsell.

We believe adopting a free same-day delivery would necessarily reduce the upsell opportunities and undermine the financial viability of the thousands of brick and mortar locations that are the backbone of the industry. Furthermore, we believe the large pharmacy chains currently lack the logistics and automation technology necessary to make the NowRx on-demand model work successfully. Notwithstanding, we believe that eventually the large chain store pharmacies will eventually be compelled to provide same-day delivery but are likely to do so through acquisitions or strategic partnerships with existing players such as NowRx. This can be a much easier path of entry since it facilitates quicker participation by the large chain store companies in the space without ever enduring the risks faced by startups to drive this industry. The acquirer gets immediate access to all of the needed technology, the backbone infrastructure and the delivery infrastructure. This could serve NowRx well since it affords the company the opportunity for a liquidity event other than an initial public offering. We cannot assure you, however, that any such acquisition will take place.

Competition

The retail pharmacy industry is highly competitive. NowRx competes with, among others, other startups in the on-demand

Highlights
Overview
Pitch Deck
Gallery
Media Mentions
Team Story
Term Sheet
Investor Perks
Prior Rounds
Financial Discussion
Market Landscape
Risks & Disclosures
Offering Circular
Contact SeedInvest

Competition

The retail pharmacy industry is highly competitive. NowRx competes with, among others, other startups in the on-demand prescription drug delivery space, retail drugstore chains, independently owned drugstores, wellness offerings and mail order pharmacies. We compete on the basis of convenience and customer service that is made possible through our technology.

-- **Several startups** including **NimbleRx**, **Alto** and **Capsule** compete with NowRx. We believe however, that we are the most technologically advanced pharmacy solution on the market, and offer the most customer-centric and reliable on-demand service available. Our business is characterized by our focus on delivering the best possible user experience and building the most powerful, robust technology backbone in the industry.

-- **Large Chain Pharmacies**

The strategy of national pharmacy chains is fundamentally based on in-store upsell opportunities (over-the-counter and sundries). Any move by the pharmacy chains into free delivery would necessarily decrease customer foot traffic, undermine their upsell opportunities, and jeopardize the financial results of their expansive retail infrastructure. Free delivery of prescription drugs will inevitably disrupt their existing business model. We believe that ultimately the large chain pharmacies will be compelled by virtue of consumer demand to enter the on-demand delivery space and likely will do so by acquiring existing players such as NowRx. As such, NowRx is building its business with the possibility of such a sale in mind, positioning itself to assure that its back-office infrastructure, its technology, and its delivery platform, are robust enough to support a business with thousands of locations. While there can be no assurance that a large pharmacy chain will seek to acquire the company, we believe this approach will make the company highly attractive to a large strategic buyer.

-- **Mail Order Pharmacies**

Mail-order pharmacy is a $75 billion market with the number of prescriptions being filled by mail-order pharmacies in decline the last several years . It is a convenient, but not an immediate service. It does not address "same-day fill" prescriptions, which is the $260 billion market that NowRx is addressing. Furthermore, acute, refrigerated (antibiotics, insulin, etc.) and controlled medications (schedule II narcotics, psychotropics, etc.), and first time prescriptions that require pharmacist consultation, are better suited for local, retail or on-demand pharmacy dispensing.

-- **Amazon and Other New Entrants**

There have been rumors and reports that Amazon may be considering entering the on-demand pharmacy space. Amazon

better suited for local, retail or on-demand pharmacy dispensing.

-- **Amazon and Other New Entrants**

There have been rumors and reports that Amazon may be considering entering the on-demand pharmacy space. Amazon traditionally competes on the basis of offering the lowest price to the consumer and the widest possible selection, characteristics that are not present in the pharmacy industry. In addition, the pharmacy industry is heavily regulated at the state and federal level. We believe NowRx has ample runway to build our business before, and if, Amazon enters the space.

Risks and Disclosures

Start-up investing is risky. Investing in startups is very risky, highly speculative, and should not be made by anyone who cannot afford to lose their entire investment. Unlike an investment in a mature business where there is a track record of revenue and income, the success of a startup or early-stage venture often relies on the development of a new product or service that may or may not find a market. Before investing, you should carefully consider the specific risks and disclosures related to both this offering type and the company which can be found in this company profile and the documents in the data room below.

Your shares are not easily transferable. You should not plan on being able to readily transfer and/or resell your security. Currently there is no market or liquidity for these shares and the company does not have any plans to list these shares on an exchange or other secondary market. At some point the company may choose to do so, but until then you should plan to hold your investment for a significant period of time before a "liquidation event" occurs. A "liquidation event" is when the company either lists their shares on an exchange, is acquired, or goes bankrupt.

The Company may not pay dividends for the foreseeable future. Unless otherwise specified in the offering documents and subject to state law, you are not entitled to receive any dividends on your interest in the Company. Accordingly, any potential investor who anticipates the need for current dividends or income from an investment should not purchase any of the securities offered on the Site.

Valuation and capitalization. Unlike listed companies that are valued publicly through market-driven stock prices, the valuation of private companies, especially startups, is difficult to assess and you may risk overpaying for your investment. In addition, there may be additional classes of equity with rights that are superior to the class of equity being sold.

Highlights

Overview

Pitch Deck

Gallery

Media Mentions

Team Story

Term Sheet

Investor Perks

Prior Rounds

Financial Discussion

Market Landscape

Risks & Disclosures

Offering Circular

Contact SeedInvest

The Company may not pay dividends for the foreseeable future. Unless otherwise specified in the offering documents and subject to state law, you are not entitled to receive any dividends on your interest in the Company. Accordingly, any potential investor who anticipates the need for current dividends or income from an investment should not purchase any of the securities offered on the Site.

Valuation and capitalization. Unlike listed companies that are valued publicly through market-driven stock prices, the valuation of private companies, especially startups, is difficult to assess and you may risk overpaying for your investment. In addition, there may be additional classes of equity with rights that are superior to the class of equity being sold.

You may only receive limited disclosure. While the company must disclose certain information, since the company is at an early-stage they may only be able to provide limited information about its business plan and operations because it does not have fully developed operations or a long history. The company may also only obligated to file information periodically regarding its business, including financial statements. A publicly listed company, in contrast, is required to file annual and quarterly reports and promptly disclose certain events — through continuing disclosure that you can use to evaluate the status of your investment.

Investment in personnel. An early-stage investment is also an investment in the entrepreneur or management of the company. Being able to execute on the business plan is often an important factor in whether the business is viable and successful. You should be aware that a portion of your investment may fund the compensation of the company's employees, including its management. You should carefully review any disclosure regarding the company's use of proceeds.

Possibility of fraud. In light of the relative ease with which early-stage companies can raise funds, it may be the case that certain opportunities turn out to be money-losing fraudulent schemes. As with other investments, there is no guarantee that investments will be immune from fraud.

Lack of professional guidance. Many successful companies partially attribute their early success to the guidance of professional early-stage investors (e.g., angel investors and venture capital firms). These investors often negotiate for seats on the company's board of directors and play an important role through their resources, contacts and experience in assisting early-stage companies in executing on their business plans. An early-stage company may not have the benefit of such professional investors.

NowRx's Preliminary Offering Circular

The offering circular is the legal document filed with the SEC for a Regulation A offering and provides facts that an investor needs to make an informed investment decision. The offering circular includes an overview of company and company's business, historical financials and capitalization, and key risk